Exhibit 21.1

List of Subsidiaries

Name	State or Country of Organization
Airtex Industries, LLC	Delaware
Airtex Products, LP	Delaware
Airtex Products S.A.	Spain
Airtex Tianjin Auto Parts Inc.	People’s Republic of China
Airtex Tianjin Auto Parts Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC (Beijing) Consulting Co., Ltd.	People’s Republic of China
ASC (Beijing) Consulting (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC Holdco, Inc.	Delaware
ASC Industries, Inc.	Ohio
ASC International, Inc.	Indiana
ASC Liancheng (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC (Tianjin) Auto Parts, Inc.	People’s Republic of China
ASC Tianjin (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC (Tianjin) Water Pump Company Ltd.	People’s Republic of China
Brummer Mexicana en Puebla, S.A. de C.V.	Mexico
Champion Laboratories, Inc.	Delaware
Champion Laboratories (Europe) Ltd.	United Kingdom
Champion International Filter (Hong Kong) Holding Co., Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
Champion International Automotive Parts (Suzhou) Co., Ltd.	People’s Republic of China
Eurofilter (Air Filters) Limited	United Kingdom
Eurofilter ECS Limited	United Kingdom
Eurosofiltra SARL	France
Filtros Champion Laboratories, S. de R.E. de C.V.	Mexico
Filtros Champion Sales de Mexico, S. de R.E. de C.V.	Mexico
Fuel Filter Technologies, Inc.	Michigan
UCI Pennsylvania, Inc.	Pennsylvania
Talleres Mecanicos Montserrat, S.A. de C.V.	Mexico
UCI-Airtex Holdings, Inc.	Delaware
UCI Auto Parts Trading (Shanghai) Co., Ltd.	People’s Republic of China
UCI (Hong Kong) Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
UCI Investments, L.L.C.	Delaware
UCI - Wells Holdings, L.L.C.	Delaware
Wells Manufacturera de Mexico, S.A. de C.V.	Mexico
Wells Manufacturing, L.P.	Delaware
Yanzhou ASC Liancheng Industries Co., Ltd.	People’s Republic of China